TABLE OF CONTENTS
                                                                  Page
                                                                 ------
 1. DEFINITIONS...................................................  1
    1.1  Premises.................................................  1
    1.2  Building.................................................  1
    1.3  Direct Expenses..........................................  1
    1.4  Real Property Taxes......................................  1
    1.5  Common Area..............................................  1

 2. PREMISES......................................................  1

 3. LEASE TERM....................................................  1
    3.1  Early Entry..............................................  1
    3.2  Delivery of Possession...................................  1
    3.3  Occupancy................................................  1
    3.4  Acceptance...............................................  2

 4. RENT..........................................................  2
    4.1  Base Rent................................................  2
    4.2  Adjustments..............................................  2
    4.3  Lease Year...............................................  2
    4.4  Late Charges.............................................  2
    4.5  Additional Rent..........................................  2

 5. TAXES.........................................................  2
    5.1  Tax Penalty..............................................  2
    5.2  Tax on Leasehold or Personalty...........................  2

 6. CONDUCT OF BUSINESS BY TENANT.................................  3
    6.1  Use of the Premises......................................  3
    6.2  Compliance with Law......................................  2

 7. MAINTENANCE, REPAIRS, AND ALTERATIONS.........................  3
    7.1  Landlord's Responsibility................................  3
    7.2  Tenant's Responsibility..................................  3
    7.3  Condition Upon Surrender.................................  3
    7.4  Improvements by Tenant...................................  3
    7.5  Sanitary Condition.......................................  4

 8. INSURANCE AND INDEMNITY.......................................  3
    8.1  Tenant to Maintain.......................................  3
    8.2  Insurance of Personalty..................................  4
    8.3  Landlord to Insure Premises..............................  4
    8.4  Landlord Approval........................................  4
    8.5  Waiver of Liability......................................  4
    8.6  Tenant to Hold Landlord Harmless.........................  4
    8.7  Landlord's Disclaimer....................................  4

 9. REPAIRS AND RESTORATION.......................................  4
    9.1  Insubstantial Insured Damage.............................  4
    9.2  Substantial or Uninsured Damage..........................  4
    9.3  Damage Near End of Term..................................  4
    9.4  Notice, Rent Abatement, Refixturing......................  4
    9.5  Tenant's Option to Cancel................................  5
    9.6  "Substantial" Defined....................................  5


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10. ASSIGNMENT AND SUBLETTING....................................   5
    10.1  Landlord's Consent Required............................   5
    10.2  Notice to Landlord.....................................   5
    10.3  Landlord's Option......................................   5
    10.4  Collection of Rentals..................................   5
    10.5  Tenant Not Released....................................   5

11. EMINENT DOMAIN...............................................   5
    11.1  Automatic Termination..................................   5
    11.2  Rent Abatement.........................................   5
    11.3  Condemnation Award.....................................   6
    11.4  Sale Under Threat of Condemnation......................   6

12. UTILITY SERVICES.............................................   6

13. DEFAULTS, REMEDIES...........................................   6
    13.1  Defaults...............................................   6
    13.2  Remedies...............................................   6
    13.3  Default By Landlord....................................   7
    13.4  Expenses of Prevailing Party...........................   7
    13.5  Chronic Delinquency....................................   7

14. COMMON AREA..................................................   7

15. DIRECT EXPENSES..............................................   7
    15.1  Assessment upon Tenant.................................   7
    15.2  Apportionment of Assessment............................   7

16. PARKING......................................................   7

17. SIGNS........................................................   7

18. TENANT STATEMENTS............................................   7
    18.1  Estoppel Certificate...................................   7
    18.2  Financial Statements...................................   8

19. RIGHT OF ENTRY...............................................   8

20. TRANSFER OF LANDLORD'S INTEREST..............................   8

21. RENTABLE AREA................................................   8

22. SECURITY DEPOSIT.............................................   8

23. INTEREST.....................................................   8

24. GUARANTY.....................................................   8

25. MISCELLANEOUS................................................   8
    25.1  Time of Essence........................................   8
    25.2  Captions...............................................   8
    25.3  Entire Agreement and Amendments........................   8
    25.4  Notice.................................................   8
    25.5  Holdover...............................................   8


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    25.6  Brokers................................................   9
    25.7  Acceptance.............................................   9
    25.8  Waiver.................................................   9
    25.9  Separability...........................................   9
    25.10 Liens..................................................   9
    25.11 Subordination..........................................   9
    25.12 Recording..............................................   9
    25.13 Landlord's Right to Perform Tenant's Covenants.........   9
    25.14 Tenant's Remedy........................................   9
    25.15 Mortgagee Protection...................................   9
    25.16 Exhibits...............................................  10
    25.17 Tenant Improvements....................................  10
    25.18 Conditions.............................................  10
    25.19 No Partnership or Joint Venture........................  10
    25.20 Construction...........................................  10
    25.21 Joint and Several Liability............................  10
    25.22 Binding Effect.........................................  10

Exhibit A - Premises Description
Exhibit B - Work Letter Agreement
Exhibit C - Lease Guaranty


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                       INDUSTRIAL BUILDING LEASE
                       -------------------------

                          (Single Tenant Net)

     THIS LEASE for reference purposes only dated October 24, 1994, is
                                                  ----------    --
entered into by and between Redtree Properties, L.P., a Delaware limited
                            --------------------------------------------
partnership ("Landlord") and Symtron Corporation ("Tenant").
- - - -----------                  -------------------

     1. DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the following meanings:

          1.1 Premises. That contain real property and improvements located thereon with the common address indicated in the Basic Lease Information and more particularly described on EXHIBIT A attached hereto.

          1.2 Building. The building comprising a part of the Premises. The Building contains the Rentable Area specified in the Basic Lease
Information.

          1.3 Direct Expenses. All costs paid or incurred in connection with the operation, maintenance, replacement and repair of the Premises by Landlord (excluding these costs and expenses to be paid by Landlord pursuant to Paragraph 7.1) including, without limitation, all costs and expenses paid or incurred with respect to the following: premiums for public liability, property damage insurance (including extended and broad form coverage risks for the Common Area) and other insurance excluding earthquake insurance maintained by Landlord in connection with the Premises, and insurance deductibles; Real Property Taxes (defined in Paragraph 1.4 except for any tax increases due to sale of property); and any assessments or charges imposed in order to have the Premises comply with statutes, ordinances, orders, requirements, laws, rules and regulations of any governmental or quasi-governmental authority now or hereafter in effect (collectively, "Laws").

          1.4 Real Property Taxes: Any form of assessment, license, fee, rent tax, levy, or tax (other than net income, estate, succession, or inheritance taxes), now or hereafter imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (a) determined by the area of the Premises or any part thereof or the Base Rent or other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such sums due under this Lease, to the extent not required to be paid by Tenant pursuant to Paragraph 5.2; (b) upon any legal or equitable interest of Landlord in the Premises or any part thereof; (c) upon this transaction or any document to which Tenant is a party creating or transferring any interest in all or any part of the Premises; or (d) levied or assessed in lieu of, in substitution for, or in addition to existing or additional taxes against the Premises, whether or not now customary or within the contemplation of the parties, ordinary or extraordinary, general or special, or resulting from increased rate or valuation. The term "Real Property Taxes" shall also include all expenses reasonably incurred by Landlord in seeking reduction by the taxing authorties of Real Property Taxes applicable to the Premises.

          1.5 Common Area. All areas within the exterior boundaries of the Premises and outside the Building including, without limitation, streets, driveways, truckways, covered walkways, all canopies (both decorative and those which extend from exterior walls or the roof), parking lots, delivery passages, loading docks, sidewalks, ramps, open and enclosed courts and malls, landscaped and planted areas, exterior stairways, bus stops, and retaining walls.

     2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term, at the Rentals (defined in Paragraph 4.5), and upon all of the conditions and agreements set forth herein.

     3. LEASE TERM. The term of this Lease ("Term") shall be as set forth in the Basic Lease Information, commencing on the Commencement Date and ending on the Expiration Date, subject to any renewal option granted herein and earlier termination as provided in this Lease. "Lease Termination" shall mean the expiration or sooner termination of this Lease.

          3.1 Early Entry. If Tenant is permitted to occupy the Premises prior to the Commencement Date for a fixturing period or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Ease Rent and Direct Expenses which shall commence on the earlier of the Commencement Date or the date Tenant first conducts business in the Premises, subject to Paragraph 3.2. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

          3.2 Delivery of Possession. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant or extend the Commencement Date or the Expiration Date; except that Tenant's payment of Base Rent and Direct Expenses shall be abated beginning on the Commencement Date for a period equal to the period of delay, unless delay in delivering possession of the Premises was caused or contributed by Tenant or Tenant's agents, officers, employees, contractors, servants or invitees (collectively "Tenants Agents"). Landlord shall be deemed to have delivered possession to Tenant on the earlier of (i) the date that Landlord gives notice to Tenant that Landlord's Work (defined in EXHIBIT B) is substantially completed as evidenced by the statement of Landlord's architect and that the Premises are available for occupancy by Tenant subject only to punch list items which do not prevent Tenant from using the Premises for its intended use, (ii) the date on which Landlord's Work would have been substantially completed but for delays caused by Tenant or Tenant's Agents, or (iii) the date upon which Tenant commences operation from the Premises, whichever is earlier. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises within sixty (60) days after the Commencement Date, Tenant may, at Tenant's option with notice in writing to Landlord within ten (10) days thereafter, cancel this Lease. If such notice is not received by Landlord within such ten (10) day period, Tenant's right to cancel this Lease shall terminate and be of no further force and effect.

          3.3 Occupancy. Tenant shall physically occupy the Premises and open the Premises for business in accordance with the uses specified in the Basic Lease Information no later than thirty (30) days after the Commencement Date; provided, however, that the date of Tenant's physical occupancy shall in no event extend the Commencement Date, the Lease Termination date or the date the payment of Rentals hereunder commences.

          3.4 Acceptance. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, subject to all applicable Laws. If any tenant improvements have been constructed by Landlord within the Premises, within fifteen (15) days following the Commencement Date Tenant shall deliver to Landlord a complete list of all items that Tenant deems is necessary for Landlord to complete or correct in order for the tenant improvements to be acceptable to Tenant. If Tenant does not deliver such list to Landlord within this fifteen (15) day period, Tenant shall be deemed to have accepted the Tenant improvements as constructed. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Premises, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant's intended use.

     4. RENT.

          4.1 Base Rent. During each month of the Term, Tenant shall pay to Landlord as Base Rent the amount set forth in the Basic Lease information, subject to adjustment pursuant to Paragraph 4.2. Base Rent shall be paid in advance on the first day of each calendar month throughout the Term without offset, deduction, prior notice or demand, except that a full month's Base Rent shall be paid upon the execution of this Lease by Tenant and the prorated Base Rent payable for the period, if any, prior to the first full calendar month of the Term shall be paid on the first day of said first full calendar month. Base Rent shall be prorated based on a thirty (30) day month for any partial calendar month of the Term.

          4.2 Adjustments. The Base Rent shall be increased every twelve
(12) months during the Term, commencing on the First Adjustment Date set forth in the Basic Lease Information.

          4.3 Lease Year. The term "Lease Year" as used in this Lease shall refer to each full (twelve month) calendar year occurring during the Term, except that the first Lease year shall be the period from the Commencement Date until December 31 of the calendar year in which the Commencement Date occurs, and the last Lease Year shall be the period from January 1 in the year in which the Lease terminates until the last day of the Term.

          4.4 Late Charges. If Base Rent is unpaid after the fifth day after the due date, Tenant shall pay a late charge of ten percent (10%) of the amount overdue. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. The late charge shall be paid without offset, deduction, prior notice or demand. Any dishonored check shall be treated as rent unpaid and shall be subject to late charges. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such amounts when due, including, without limitation the right to terminate this Lease. Any installment of Base Rent not received by Landlord by the thirtieth (30th) day after its due date shall bear interest at the Stipulated Rate commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full.

          4.5 Additional Rent. All amounts which Tenant is required to pay under this Lease, and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant under this Lease shall be deemed to be additional rent hereunder ("Additional Rent"). Upon nonpayment of Additional Rent, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the non-payment of Base Rent. "Rentals" as used in this Lease shall mean Base Rent and all Additional Rent. All Rentals shall be paid in lawful money of the United States to Landlord at the address specified in this Lease for purposes of notice, or to such other persons or at such other places as may be designated in writing by Landlord from time to time. All rentals shall be paid without deduction or offset and, except as otherwise expressly provided in this Lease, without prior notice or demand.

     5. TAXES.

          5.1 Tax Penalty. If Tenant fails to timely pay Direct Expenses, Tenant shall be responsible for payment of any penalty assessed on Real Property Taxes.

          5.2 Tax on Leasehold or Personalty. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature including, but not limited to, general or special assessments assessed during the Term against any leasehold interest or trade fixtures or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant. Tenant agrees to pay before delinquency the amount of all taxes levied upon or measured by the rent payable hereunder, whether as a so-called sales tax, transaction privilege tax, excise tax, or otherwise. If such taxes, levies or fees are assessed, levied, or imposed upon Landlord or any portion of the Premises, Landlord shall give Tenant a statement of the amount applicable to the Premises. If a separate assessment of the improvements is not available from the appropriate governmental authority, Landlord's good faith allocation shall be binding on Tenant. In such event, Tenant shall pay Landlord on demand for such taxes, levies and fees applicable to the Premises.

     6. CONDUCT OF BUSINESS BY TENANT.

          6.1 Use of the Premises. Tenant shall use the Premises solely for the purpose set forth in the Basic Lease Information and for no other purposes without the prior written consent of Landlord which shall be given at Landlord's sole discretion.

          6.2 Compliance with Law. Tenant at its expense shall comply promptly with all applicable Laws regulating the use by Tenant of the Premises which, subject to Article 7, shall include required structural alterations. Tenant at its expense shall take all steps required to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans With Disabilities Act of 1990, as the same may be amended from time to time. Tenant shall not use or permit the use of the Premises in any manner, that will tend to create a nuisance or tend to injure the reputation of the Premises. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems;
nor dump or store waste materials or refuse or allow such to remain outside the Premises proper, except in the enclosed trash areas provided, if any. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building. Tenant and Tenant's Agents shall not use, store or dispose, or allow the use, storage or disposal of, any Hazardous Materials on any portion of the Premises. Tenant shall indemnify, defend, and hold Landlord and Landlord's employees, agents and partners harmless from and against any and all claims, losses, damages, liabilities, or expenses (including without limitation attorneys' fees) arising in connection with the breach of the obligations described in the previous sentence.
As used in this paragraph, Hazardous Materials means any chemical, substance or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, petroleum, asbestos, polychlorinated biphenyls, radioactive materials and radon gas. Tenant's obligation to defend, hold harmless and indemnify pursuant to this Paragraph shall survive Lease Termination.

     7. MAINTENANCE, REPAIRS, AND ALTERATIONS.

          7.1 Landlord's Responsibility. Subject to the provisions of
Article 9, Landlord shall, during the Term, keep in good order, condition and repair the Building's roof and structure, except for any damage thereto caused by the negligence or willful misconduct of Tenant or Tenant's Agents, and except for reasonable wear and tear; provided, however, that Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of a written notice of the need for repairs. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 and any similar Law now or hereafter in effect. The cost and expense incurred by Landlord in maintaining and repairing the Building's roof and structure shall be paid for by Landlord, except to the extent that any costs are incurred as a result of the acts or negligence of Tenant or Tenant's Agents, in which event Tenant shall reimburse Landlord for such costs and expenses upon written demand for payment by Landlord.

          7.2 Tenant's Responsibility. Except as provided in Paragraph 7.1 above, Tenant shall, during the Term, keep in first-class order, condition and repair the Premises and every part thereof, including, without limitation, all fixtures, interior walls and interior surface of exterior walls, exterior walls (excluding structural repairs), Common Areas (including without limitation landscaped areas, sidewalks and parking areas), electrical and plumbing systems, all equipment, windows, plate glass, downspouts, gutters, ceilings, floors and floor coverings, and doors. Tenant's obligations under this Paragraph shall include the obligation to replace any of the foregoing items, or any portion thereof, which cannot be fully repaired. Tenant shall also maintain a preventative maintenance contract providing for the regular inspection and maintenance of the heating, ventilating and air conditioning system, at Tenant's expense, with a contractor or maintenance firm approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall provide Landlord with a copy of such maintenance agreement prior to the Commencement Date, and prior to the expiration of any such contract shall provide to Landlord a copy of any renewal of such maintenance agreement or replacement agreement, which agreements shall provide that the maintenance company shall notify Landlord in writing if the maintenance agreement expires or terminates for any reason. The Premises shall be maintained by Tenant in an attractive, safe, first-class and fully operative condition at all times during the Term. In no event shall Landlord have any repair or maintenance responsibility except as expressly set forth in Paragraph 7.1 above.

     If Tenant fails to perform its obligations under this Paragraph 7.2, notwithstanding any other provision hereof and without waiving any other right or remedy Landlord may have, Landlord may, at its option, after five
(5) days' written notice to Tenant, enter upon the Premises and put the same in good order, condition and repair and at Landlord's further option, continue such maintenance and repair obligation for the remainder of the Term, and the cost thereof shall become due and payable as Additional Rent by Tenant to Landlord upon demand.

          7.3 Condition Upon Surrender. On Lease Termination, Tenant shall remove its personal property and trade fixtures from the Premises, surrender the Premises to Landlord in the same condition as when received, damage by fire or the elements (except to the extent not covered by Net Insurance Proceeds and caused by Tenant or Tenant's Agents) and ordinary wear and tear excepted. At Landlord's option, Landlord shall have the right to require that Tenant remove any and all alterations, additions, signs or improvements made by Tenant and perform any necessary repair caused by such removal.

          7.4 Improvements by Tenant. Tenant shall not, without prior written consent of Landlord, not to be unreasonably withheld, make any alterations, improvements, or additions (collectively, "Alterations") to the Premises or to fixtures installed therein in accordance with approved fixture plans, or mark, paint, drill or in any way deface any portion of the Premises. Before commencing any Alterations, Tenant shall submit plans and specifications to Landlord for Landlord's approval, not to be unreasonably withheld. Notwithstanding the foregoing, in no event shall Tenant make any structural Alterations without Landlord's approval, which approval Landlord may withhold in its sole discretion. At least ten (10) days prior to undertaking construction of any Alterations, Tenant shall give written notice to Landlord setting forth the date work is to commence. Landlord shall have the right at all reasonable times to post and keep posted on the Premises such notices of nonresponsibility as Landlord may deem necessary for the protection of Landlord and the Premises from mechanic's and materialman's liens. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable Laws, permit requirements and any covenants, conditions or restrictions of record, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's personal property; provided, however, that Landlord may, at its option, require that Tenant, at Tenant's expense, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date, normal wear and tear excepted. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any Alterations made by Tenant or Landlord to the Premises.

          7.5 Sanitary Condition. Tenant shall keep the Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the walks and corridors adjacent thereto free from Tenant's waste or debris.

     8. INSURANCE AND INDEMNITY.

          8.1 Tenant to Maintain. Tenant shall at all times during the Term, at Tenant's cost and expense, maintain in effect workmen's compensation insurance and comprehensive general liability and property damage insurance in the minimum amounts set forth in the Basic Lease Information, combined single limit for both bodily injury and property damage which includes blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage legal (which fire damage legal amount shall not be less than $25,000.00). The minimum limits specified above are the minimum amounts required by Landlord, and may be reasonably revised by Landlord from time to time to meet changed circumstances, including without limitation changes in the purchasing power of the dollar and changes consistent with the standards required by other landlords in the county in which the Premises is located. All such insurance shall specifically insure Tenant's performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.6, although Tenant's obligations pursuant to Paragraph 8.6 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph
8.1 and Tenant is responsible for insuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes.

          8.2 Insurance of Personalty. Tenant shall at all times during the Term, at its cost and expense, maintain in effect policies of insurance covering its trade fixtures, personal property and equipment located on the Premises, and all Alterations made to the Premises by Tenant, in an amount not less than their full replacement value, providing protection on an "All Risk" basis, which shall include, without limitation, insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the fixtures, personal property, equipment and Alterations so insured. Following Lease Termination, any proceeds of insurance covering Alterations shall be paid over to Landlord.

          8.3 Landlord to Insure Premises. During the Term Landlord shall maintain "All Risk" property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage and such other endorsements desired by Landlord) on the Premises, excluding coverage of all Tenant's trade fixtures, personal property, Alterations and equipment located on or in the Premises. Such insurance shall also include insurance against loss of rents on an "All Risk" basis in an amount equal to the Base Rent payable under the Lease, for a period of at least six (6) months commencing on the date of loss. Tenant shall reimburse Landlord for Landlord's annual cost of such insurance as Additional Rent pursuant to Article 15.

          8.4 Landlord Approval. All insurance required to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord and copies of policies of such insurance, certified by the insurer to be a true and correct copy of the insurance policies, evidencing such insurance shall be delivered by Landlord by Tenant prior to Tenant's entry on the Premises; a new certified policy shall be delivered to Landlord at least thirty (30) days before expiration of the old policy. No such policy shall be cancellable except after thirty
(30) days' written notice to Landlord. All policies to be carried by Tenant under this Lease shall name Landlord and its agents and designated lenders as additional insureds. Such insurance shall be the primary insurance as respects Landlord and shall contain a cross liability endorsement. Such policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.

          8.5 Waiver of Liability. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, partners, employees and agents of such other party for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause to the extent insured against under any insurance policy carried by such waiving party and to the extent such waiver is permitted under such insurance policy and does not prejudice coverage under such policy. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carries of any right of subrogation against Landlord.

          8.6 Tenant to Hold Landlord Harmless. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord's employees, partners and agents from and against any and all claims, damage, loss, liability or expense, including without limitation attorneys' fees and legal costs, due to any cause including without limitation, bodily injury and property damage, which arises out of or is in any way attributable to the use or occupancy of the Premises or any part thereof by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents or Tenant's breach of this Lease, except to the extent caused by the willful misconduct or sole negligence of Landlord. This provision shall survive the expiration or sooner termination of this Lease.

          8.7 Landlord's Disclaimer. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from fire, storm, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, or from any other cause, whether such damage or injury resulted from conditions arising upon the Premises or from other sources.

     9. REPAIRS AND RESTORATION.

          9.1 Insubstantial Insured Damage. Subject to the provisions of Paragraph 9.3, if at any time during the Term the Premises are damaged and such damage is not "Substantial" as that term is defined in Paragraph 9.6, and insurance proceeds net of costs of recovery ("Net Insurance Proceeds") are available to cover the cost of restoration, then Landlord shall promptly repair such damage at Landlord's expense and this Lease shall continue in full force and effect.

          9.2 Substantial or Uninsured Damage. Subject to the provisions of Paragraph 9.3, if at any time during the Term the Premises are damaged and
(a) if such damage is "Substantial" as defined in Paragraph 9.6, or (b) if such damage was caused by a casualty for which no insurance proceeds are available or the Net Insurance Proceeds are insufficiant to meet the cost of restoration, then Landlord may at its option either (i) promptly repair such damage at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) cancel and terminate this Lease, by giving Tenant written notice of its election to do so within sixty (60) days after the date of occurrence of such damage.

          9.3 Damage Near End of Term. If the Premises are damaged during the last nine (9) months of the Term, and the estimated cost of repair exceeds ten percent (10%) of the Base Rent then remaining to be paid by Tenant for the balance of the Term, Landlord may at its option cancel and terminate this Lease upon written notice to Tenant. If Landlord does not elect to so terminate this Lease, the repair of such damage shall be governed by Paragraph 9.1 or Paragraph 9.2, as the case may be.

          9.4 Notice, Rent Abatement, Refixturing. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage or destruction to all or any portion of the Premises. If the Premises are damaged and Landlord repairs or restores them pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management, and the Base Rent payable hereunder for the period during which such damage, repair or restoration continues shall, to the extent covered by rental loss insurance maintained by Landlord, be abated in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. There shall be no abatement of other Rentals payable hereunder and Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration. Upon completion of such repair or restoration Tenant shall promptly refixture the Premises to the condition prior to the casualty and shall reopen for business if closed by the casualty.

          9.5 Tenant's Option to Cancel. If Landlord is obligated to repair or restore the Premises under the provisions of this Article and does not commence such repair or restoration within sixty (60) days after such obligation accrues, Tenant may at its option cancel and terminate this Lease by giving Landlord written notice of its election to do so at any time prior to the commencement of such repair or restoration, which termination shall be effective on the date such notice is received by Landlord.

          9.6 "Substantial" Defined. For the purpose of this article, "Substantial" damage to the Premises shall mean damage to the Premises, the estimated cost of repairs of which exceeds one-fifth (1/5) of the then estimated replacement cost of the same. The determination in good faith by Landlord of the estimated cost of repair of any damage and/or of the estimated replacement costs shall be conclusive for the purpose of this Article. In no event shall Landlord be obligated to repair or restore any Alterations made by Tenant or equipment fixtures, inventory, fixtures or personal property in or about the Premises. Tenant waives the provisions of California Civil Code Sections 1932 and 1933(4) and any similar law now or hereunder in effect.

     10. ASSIGNMENT AND SUBLETTING.

          10.1 Landlord's Consent Required. Tenant shall not, either voluntarily, involuntarily or by operation of law (i) assign, sell or otherwise trasnsfer all or any part of the Tenant's interest in this Lease or in the Premises, or (ii) permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant or (iii) permit any person to succeed to any interest in this Lease or the Premises, (all of the foregoing being collectively referred to as a "Transfer"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Any Transfer shall be subject in each instance to the recapture option of Landlord set forth in Paragraph 10.3 below. In making its determination as to a proposed Transfer, it shall be deemed reasonable to consider the financial soundness of ownership, experience and management of the assignee, subtenant, permittee or transferee (collectively, "Transferee"). In no event shall Landlord be required to give its consent to a Transfer if a use different from the use allowed by Paragraph 6.1 is proposed. Consent by Landlord to one or more Transfers shall not operate to exhaust Landlord's rights under this Article to receive consent to subsequent Tranfers. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and Landlord shall have the option of terminating all or any existing subtenancies or Transfers or shall operate as an assignment to Landlord of all or any such subtenancies or Transfers. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, any dissolution, merger, consolidation or reorganization of Tenant, the transfer, assignment or hypothecation of any stock or interest in such corporation in the aggregate in excess of twenty-five percent (25%), or the sale (cumulatively) of fifty percent (50%) or more of the value of Tenant's assets shall be deemed a Transfer. If Tenant is a partnership, a withdrawal or substitution of any partner(s) owning twenty-five percent (25%) or more of the partnership (cumulatively), any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, the sale (cumulatively) of fifty percent (50%) or more of the value of Tenant's assets, or the dissolution of the partnership shall be deemed a Transfer. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any requested Transfer, whether or not consent is granted. In no event shall Tenant hypothecate, mortgage, pledge or encumber Tenant's interest in this Lease or in the Premises or otherwise use the Lease as a security device in any manner, nor shall Tenant transfer any right appurtenant to this Lease or the Premises separate from a permitted Transfer, without the consent of Landlord, which consent Landlord may withhold in its sole discretion. Tenant expressly agrees that the provisions of this Article are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under the federal Bankruptcy Code, or for any other purpose.

          10.2 Notice to Landlord. If Tenant desires at any time to effect Transfer, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (a) the name of the proposed Transferee; (b) the nature of the proposed Transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed Transfer; (d) such reasonable financial information, including financial statements, and information regarding the Transferee's experience as Landlord may request concerning the proposed Transferee; and (e) such other information as Landlord may reasonably request to evaluate the Transfer and Transferee.

          10.3 Landlord's Option. At any time within fifteen (15) days after Landlord's receipt of all of the information described in Paragraph
10.2 above, Landlord may by written notice to Tenant elect to either (a) consent to the Transfer, (b) deny its consent on reasonable grounds, or
(c) terminate this Lease as to the portion (including all) of the Premises proposed to be Transfered, with a proportionate abatement in the Base Rent and Direct Expenses payable hereunder and lease the Premises or the portion thereof as shall be specified in Tenant's notice to Tenant's proposed Transferee or to a third party. If for any proposed Transfer, Tenant receives rent or any other consideration, either initially or over the term of the Transfer in excess of the Rentals called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such Rentals fairly allocable to such portion, Tenant shall pay to Landlord as Additional Rent hereunder one-half (1/2) of the excess of each payment of rent or other consideration received by Tenant promptly after its receipt. If Landlord consents to the Transfer within such fifteen (15) day period, Tenant may thereafter within ninety (90) days after the expiration of such fifteen (15) day period enter into a valid Transfer, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Paragraph 10.2.

          10.4 Collection of Rentals. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent and other consideration payable by a Transferee and not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and other consideration and apply it toward Tenant's obligations under this Lease; provided, however, that until the occurrence of any default by Tenant, Tenant shall have the right to collect such rent and other consideration.

          10.5 Tenant Not Released. No Transfer, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the Rentals and perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rentals by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     11.  EMINENT DOMAIN.

          11.1 Automatic Termination. If the entire Premises, or so much of either as to make the Premises not reasonably adequate for the conduct of Tenant's business in Landlord's reasonable judgment notwithstanding restoration by Landlord as hereinafter provided, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date on which the condemning authority takes possession.

          11.2 Rent Abatement. Upon any taking of any portion of the Building under the power of eminent domain which does not result in a termination of this Lease, the Base Rent payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the Rentable Area of the portion of the Building taken bears to the Rentable Area of the entire Building prior to the taking. Landlord shall promptly at its expense restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

          11.3 Condemnation Award. Any award for any taking of all or any part of the Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removal of personal property and Tenant's loss of goodwill and moving expenses.

          11.4 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a taking.

     12. UTILITY SERVICES. Tenant shall arrange for, and shall timely pay directly to the appropriate utlilty or service supplier all charges for, water, gas, heat, light, power, sewer, electricity, refuse and waste disposal, telephone, janitorial service, or any other service or utility metered, supplied or provided to the Premises during the Term of this Lease. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or shall otherwise affect Tenant's obligations under this Lease. Landlord shall be entitled to cooperate voluntarily and Tenant agrees to cooperate, with the efforts of governmental authorities or utility suppliers in reducing energy or other resource consumption.

     13. DEFAULTS, REMEDIES.

          13.1 Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               13.1.1 The abandonment of the Promises by Tenant.
Abandonment is defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) consecutive days or longer.

               13.1.2 The failure by Tenant to make any payment of Base Rent or other Rentals as and when due.

               13.1.3 The failure by Tenant to timely observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Paragraphs
13.1.1 or 13.1.2 above.

               13.1.4 (a) The making by Tenant of any general assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or (c) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where seizure is not discharged within thirty (30) days.

          13.2 Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               13.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rentals when due. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

               13.2.2 Landlord may terminate this Lease and Tenant's right to possession of the Premises at any time if (i) such default is in the payment of Rentals and it is not cured within three (3) days after written notice from Landlord, or, (ii) with respect to the defaults referred to in Paragraphs 13.1.1, or 13.1.3 such default is not cured within ten (10) days after written notice from Landlord; provided, however, that if the nature of Tenant's default is such that more than ten (10) days are resonably required for its cure, if Tenant does not commence to cure the default within the ten (10) day period or does not diligently and in good faith prosecute the cure to completion within a reasonable time thereafter, or
(iii) with respect to the default specified in Paragraph 13.1.4, such default is not cured within the respective time specified in that paragraph. The parties agree that any notice given by Landlord to Tenant pursuant to this Paragraph 13.2.2 shall be sufficient notice for purposes of California Code of Civil Procedure Section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. On termination, Landlord has the right to remove all Tenant's personal property, signs and trade fixtures and store same at Tenant's cost and to recover from Tenant as damages:

                    13.2.2.1 The worth at the time of award of unpaid Rentals and other sums due and payable which had been earned at the time of termination; plus

                    13.2.2.2 The worth at the time of award of the amount by which the unpaid Rentals and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus


                    13.2.2.3 The worth at the time of award of the amount by which the unpaid Rentals and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rental loss that Tenant proves could be reasonably avoided; plus

                    13.2.2.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (a) in retaking possession of the Premises; (b) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (c) for leasing commissions; or (d) for any other costs necessary or appropriate to relet the Premises; plus

                    13.2.2.5 Such other amounts in addition to or in lieu of the foregoing as may be permitted from time-to-time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Paragraphs 13.2.2.1 and 13.2.2.2 is computed by allowing interest at the Stipulated Rate. The "worth at the time of award" of the amount referred to in Paragraph 13.2.2.3 is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               13.2.3 Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future similar law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

               13.2.4 No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

          13.3 Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty-day period and thereafter diligently prosecute the same to completion. Notwithstanding any other provision of this Lease, in no event shall Landlord be liable to Tenant for consequential damages, or loss of or interference with Tenant's business, including without limitation lost profits.

          13.4 Expenses of Prevailing Party. If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party arising out of this Lease, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses including attorneys' fees from the other party.

          13.5 Chronic Delinquency. "Chronic delinquency" means failure by Tenant to pay or submit when due any Rentals due under this Lease three (3) times (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency Landlord shall have the right, without waiving any other rights and remedies Landlord may have, to require that Base Rent and Direct Expenses be paid by Tenant quarterly, in advance.

     14. COMMON AREA. Tenant shall operate, manage, equip, light, repair, clean and maintain and replace the Common Area in a clean, safe and first-class manner throughout the Term at Tenant's sole cost; provided, however, that Landlord may temporarily close any Common Area, including parking areas, to prevent a dedication thereof or the accrual of prescriptive rights therein.

     15.  DIRECT EXPENSES.

          15.1 Assessment upon Tenant. Tenant shall pay to Landlord, as Additional Rent, in the manner and at the time provided below, all Direct Expenses incurred by Landlord during the Term.

          15.2 Apportionment of Assessment. Within thirty (30) days after the commencement of each Lease Year, Landlord shall give Tenant a written estimate of Direct Expenses for the ensuing Lease Year. Tenant shall pay such estimated amount to Landlord, as Additional Rent, in monthly installments in advance on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, prorated for any partial month. Landlord may at any time during the Term, but not more frequently than quarterly, adjust estimates of Direct Expenses to reflect current expenditures. Following written notice to Tenant of such revised estimate, subsequent payment by Tenant shall be based upon such revised estimate. Within ninety (90) days after the end of each Lease Year, Landlord shall furnish to Tenant a statement showing in reasonable detail the Direct Expenses incurred by Landlord during such Lease Year, and the parties shall, within thirty (30) days after the date of such statement, make any payment necessary to adjust Tenant's estimated payments for such Lease Year to the actual Direct Expenses incurred for such Lease Year as shown by such annual statement.

     16. PARKING. If Landlord is required by any law to limit or control parking on the Premises, by validation of parking tickets or any other method, then Tenant agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord shall have the right to close all or any portion of the parking areas at reasonable times to prevent a dedication thereof, or the accrual of rights in any person or the public therein. The parking areas shall not be used by Tenant or Tenant's Agents for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles. Tenant agrees to pay to Landlord, as Additional Rent, upon demand, any parking charges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Laws, or interpretations thereof, promulgated by any government authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises.

     17. SIGNS. Tenant shall not, without Landlord's prior written consent (which consent may be withheld in Landlord's sole discretion), install or affix to any portion of the Premises any exterior or interior window, door or other signs, lettering, placards or the like (collectively "Signs"). If Landlord consents to the erection of any Signs, such Signs shall comply with any sign criteria imposed by Landlord and all Laws. Tenant may use as its advertised business address the name of the Premises as it appears in the Basic Lease Information. Tenant shall not use the name of the Premises for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not acquire any property right in or to any name which contains such name or a part thereof. Any permitted use by Tenant of the name of the Premises during the Term shall not permit Tenant to use, and Tenant shall not use, such words either after Lease Termination or at any other location. Landlord reserves the right to change the name of the Premises at any time.

     18. TENANT STATEMENTS.

          18.1 Estoppel Certificato. Tenant shall at any time and from time to time upon not less than seven (7) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Base Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (c) certifying and acknowledging such other facts as may be reasonably requested by Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, in addition to constituting a default under this Lease, be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Base Rent has been paid in advance.

          18.2 Financial Statements. Tenant shall within seven (7) days following written request by Landlord, deliver to Landlord the current financial statements of Tenant and financial statements of the two (2) years prior to the current year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles or on a tax basis, whichever method is consistently used by Tenant.

     19. RIGHT OF ENTRY. Landlord and its agents shall have free access to the Premises during all reasonable hours for the purpose of examining the same to ascertain if they are in good repair, making repairs or installations which Landlord may be required or permitted to make hereunder, performing Landlord's obligations under this Lease, protecting the Premises, posting notices of nonresponsibility, and exhibiting the same to prospective purchasers, lenders or tenants.

     20. TRANSFER OF LANDLORD'S INTEREST. Upon any transfer or transfers of Landlord's interest in the Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Tenant shall attorn to any transferee of Landlord's interest in the Premises.

     21. RENTABLE AREA. "Rentable Area" shall be determined in accordance with the Building Owners/Managers Association standard method of measuring rentable square feet in office buildings in effect on the date this Lease is executed by the Landlord and Tenant.

     22. SECURITY DEPOSIT. Tenant has deposited with Landlord the security deposit described in the Basic Lease Information as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease including, but not limited to, the provisions relating to the payment of Rentals, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rentals in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord is not a trustee of the security deposit, and shall not be required to keep the security deposit separate from its general funds. Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the remaining balance of the security deposit shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within the time required by law.

     23. INTEREST. Any amount due from Tenant to Landlord hereunder which is not paid when due (except for Base Rent, which shall be governed by Paragraph 4.4) shall bear interest at the rate of ten percent (10%) per annum, but in no event to exceed the maximum ratio allowed by law, (the "Stipulated Ratio") from the due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     24. GUARANTY. This Lease shall be guaranteed by the Guarantor referenced in the Basic Lease Information pursuant to terms of the Guaranty attached as EXHIBIT C.

     25. MISCELLANEOUS.

          25.1 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease (except delivery of possession of the Premises to Tenant).

          25.2 Captions. The article and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision thereof.

          25.3 Entire Agreement and Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no other agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

          25.4 Notice. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by mail. If served by mail it shall be addressed as specific in the Basic Lease Information. Any notice so given by mail shall be deemed effectively given three (3) days after being deposited in the United States mail, registered or certified, postage prepaid and addressed as specified herein. Either party may by written notice to the other specify a different address for notice purposes. Notwithstanding the foregoing, any legal notices required to be sent by one party to the other (including without limitation, a notice pursuant to California Code of Civil Procedure Section 1161) shall be delivered in the manner required or allowed by law

          25.5 Holdover. This Lease shall terminate without further notice at the expiration of the Term. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the Base Rent for the month immediately preceding Lease Termination in addition to all other Rentals payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord's consent, Tenant shall indemnify, defend and hold Landlord and Landlord's employees, agents and partners harmless from and against any claim, loss, damage, expense or liability resulting from Tenant's failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based upon delay in the availability of the Premises.

          25.6 Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) referred to in the Basic Lease Information and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold Landlord and Landlord's employees, agents and partners harmless from and against any and all liabilities or expenses, including attorney's fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

          25.7 Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

          25.8 Waiver. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rentals hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.


          25.9 Separability. If one or more of the provisions contained herein, except for the payment of Rentals, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          25.10 Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant or Tenant's Agents and keep the Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents with respect to the Premises. Tenant shall indemnify, hold harmless and defend Landlord and Landlord's employees, agents and partners from and against any liens, demands, claims, judgments or encumbrances (including all attorneys' fees) arising out of any work or services performed for or materials used by or furnished to Tenant or Tenant's Agents with respect to the Premises. Tenant shall do all things necessary to prevent the filing of any mechanic's or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Premises, Tenant shall either cause the same to be discharged of record within ten (10) days after the date of filing of the same, or, if Tenant in Tenant's discretion and in good faith determines that such lien should be contested, Tenant shall furnish such security as may be necessary or required to (a) prevent any foreclosure proceedings against the Premises during the pendency of such contest, and
(b) cause a mutually satisfactory title company to remove such lien as a matter affecting title to the Premises. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph 25.10 including Landlord's costs, expenses and reasonable attorneys' fees incurred by Landlord in connection therewith, with interest thereon at the Stipulated Rate. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or the lien law. Tenant shall give Landlord adequate opportunity and Landlord shall have the right to post such notices of nonresponsibility as are provided for in the mechanics' lien laws of California.

          25.11 Subordination. This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrances ("Holder") shall require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay the Rentals and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten
(10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

          25.12 Recording. Tenant shall not record this Lease or any memorandum thereof.

          25.13 Landlords's Right to Perform Tenant's Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant immediately on demand, together with interest at the Stipulated Rate from the date of payment by Landlord to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees.

          25.14 Tenant's Remedy. If, because of a default by Landlord under this Lease, Tenant revovers a money judgement against Landlord, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levied thereon against the right, title and interest of Landlord in the Premises and out of rent or other income from the Premises receivable by Landlord, and neither Landlord, its partners nor its agents shall be personally liable for any deficiency. Neither Landlord's partners nor agents, nor any other person or entity other than Landlord, nor any of their respective assets, shall be liable for Landlord's breach of this Lease.

          25.15 Mortgage Protection. If Landlord defaults under this Lease, Tenant will notify, by registered or certified mail, any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises ("Beneficiary"), and offer such Beneficiary a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If any Beneficiary shall require any modification to this Lease in connection with existing or future financing, Tenant shall enter into an amendment to this Lease so required by such Beneficiary as long as the same does not materially alter Tenant's rights and obligations hereunder.

          25.16 Exhibits. The Basic Lease Information, and all exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          25.17 Tenant Improvements. The construction of any initial improvements to the interior of the Premises shall be subject to the terms of EXHIBIT B.

          25.18 Conditions. All agreements of Tenant contained in this Lease, whether expressed as conditions or covenants, shall be construed to be both conditions and covenants, conferring upon Landlord, in the event of a breach thereof, the right to terminate this Lease.

          25.19 No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

          25.20 Construction. This Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language. This Lease shall be construed in accordance with the laws of the State of California.

          25.21 Joint and Several Liability. If Tenant consists of more than one (1) person or entity, the obligations of each Tenant under this Lease shall be joint and several.

          25.22 Binding Effect. Subject to the provisions of Paragraph 20 and Article 10, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.


                                TENANT:

Dated: 10/31/94                 Symtron Corporation

                                By /s/ Milan Mandaric

                                Its President and CEO

                                By

                                Its


                                LANDLORD:

Dated: 11/4/94                  REDTREE PROPERTIES, L.P.,
                                a Delaware limited partnership

                                  By: TREEHAVEN L.P.
                                      a California limited partnership
                                      Its General Partner

                                      By: Havermawr Inc.,
                                          a California corporation
                                          Its General Partner



                                          By: /s/ Douglas P. Ley

                                               Douglas P. Ley
                                               President

           ADDENDUM TO INDUSTRIAL BUILDING LEASE (SINGLE TENANT NET)

     This is an Addendum to that certain Industrial Building Lease (Single Tenant Net) dated October 24, 1994 (the "Lease"), by and between REDTREE PROPERTIES, L.P., a Delaware limited partnership ("Landlord") and SYMTRON CORPORATION ("Tenant"), for that certain real property commonly known as 1188 Bordeaux Drive, Sunnyvale, California, consisting of approximately thirty thousand nine hundred ninety-six (30,996) square feet.
    26. Tenant shall have the right to occupy a portion of the Premises (such portion being designated on Exhibit "A-1" attached hereto as the "Early Occupancy Area") beginning on December 21, 1994 and continuing until the Commencement Date (the "Early Occupancy Period"). Notwithstanding Paragraph 3.1 of the Lease, during the Early Occupancy Period, but only so long as Tenant does not use or occupy any portion of the Premises other than the Early Occupancy Area, Tenant shall not be obligated to pay Base Rent or Direct Expenses. During the Early
Occupancy Period, Tenant shall otherwise be subject to all of the terms and conditions of the Lease. If Landlord is unable to deliver possession of the Early Occupancy Area to Tenant on December 21, 1994, Landlord shall not be subject to liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant or extend the Commencement Date or the Expiration Date, except that (i) if such possession is not delivered to Tenant by February 21, 1995, Tenant may, at Tenant's option with notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, and (ii) if Tenant does not elect to terminate the Lease, then for each day that possession is not delivered to Tenant after January 21, 1995 through no fault of Tenant or Tenant's Agents, Tenant's obligations to commence paying Base Rent and Direct Expenses from and after the Commencement Date shall be delayed by one
(1) day. If such notice is not received by Landlord within such 10-day period, Tenant's right to cancel this Lease shall terminate and be of no further force and effect.

    Tenant acknowledges and agrees that during the Early Occupancy
Period, Landlord will be pursuing completion of Landlord's Work in the Premises. Tenant acknowledges that Landlord's construction activities in the Premises may interfere with Tenant's use or occupancy of the Early Occupation Space. Tenant hereby waives and releases Landlord from any and all claims against Landlord for any interference with or interruption of Tenant's business or other activities in the Premises resulting from Landlord's construction activities in the Premises. In no event shall Tenant have the right to occupy or utilize any portion of the Premises during the Early Occupancy Period other than the Early Occupancy Area. In addition, if Tenant's activities within the Premises result in any delay in Landlord's Work, such delay shall be attributed to Tenant for all purposes of this Lease, including Section 3.2 of the Lease. Until Landlord's Work is complete, Tenant agrees to conduct its activities in the Early Occupancy Area in a manner that will not interfere with, hinder or delay Landlord's Work.

   27. Notwithstanding Paragraph 3.2 of the Lease, if Landlord is delayed in delivering possession of the Premises to Tenant for a reason other than a delay caused or contributed to by Tenant or Tenant's
Agents, then the Expiration Date of the Lease shall be extended for the period of such delay. In addition, item (iii) of Paragraph 3.2 of the Lease is hereby revised to read "(iii) the date upon which Tenant commences operation from any portion of the Premises other than the Early Occupancy Area, whichever is earlier."

   28.  Paragraph 3.3 of the Lease is hereby deleted in its entirety.

   29. Landlord agrees to perform Landlord's Work in good and workmanlike manner, using good materials, and complete such work substantially in accordance with the Approved Interior Plans. By taking possession of the Premises Tenant shall be deemed to have accepted the Premises as having been constructed in accordance with the requirements of this Addendum Paragraph 29, subject to the punchlist procedure described in Paragraph 3.4 of the Lease. With respect to any material latent defects not discovered in the course of the punchlist procedure referenced in Paragraph 3.4, Tenant agrees to promptly notify
Landlord of the discovery of such defect, which Landlord agrees to correct within a reasonable time thereafter.

   30. Notwithstanding Paragraph 6.2 of the Lease, Tenant shall not be required to perform structural alterations to the Premises in order to comply with applicable Laws regulating Tenant's use of the Premises, or to make any other changes to the Premises which may be required due to an amendment to the Americans With Disabilities Act of 1990 after the effective date of this Lease, unless such structural alterations or changes are required due to (i) Tenant's particular use of the Premises or Tenant's change in use of the Premises, (ii) Alterations or improvements to the Premises made by or for Tenant, or (iii) Tenant's application for any permits or governmental approval. Landlord agrees that upon the Commencement Date, the Building shall be in compliance with the Americans With Disabilities Act of 1990, except to the extent of modifications which may be made by Tenant to the Premises.

   31. Notwithstanding Paragraph 6.2 of the Lease, the Addendum Paragraph 31 shall apply as it relates to Hazardous Materials. Tenant and Tenant's Agents shall not use, store, release or dispose of (collectively "Release"), or allow the Release of any Hazardous Materials in or about the Premises, except that Tenant may, subject to the terms of this Lease, use and store in the Premises those substances identified as Permitted Materials on Attachment 1 attached hereto. Tenant may only store or use Permitted Materials in such quantities as are necessary to conduct Tenant's business in the Premises, but in no event shall the quantity of any

Permitted Materials stored at the Premises exceed the maximum quantity identified on Attachment 1. In addition, Tenant shall have the right to use customary quantities and types of materials typically contained in normal office supplies and janitorial products in connection with Tenant's operations at the Premises.

   Tenant and Tenant's Agents shall strictly comply with all Laws relating to Hazardous Materials in effect from time to time, (collectively "Environmental Laws"), including without limitation any obligation to notify Landlord with respect to Hazardous Materials.
Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning Hazardous Materials. Tenant acknowledges that
Landlord shall have the right, but not the obligation, in Landlord's own name, to negotiate, contest, defend, and approve, at Tenant's expense, any action taken or threatened or order issued by a governmental authority with regard to Tenant's failure to comply with the provisions of this Paragraph 31 relating to Hazardous Materials. Tenant shall, within fifteen (15) days after receipt by Tenant, submit to Landlord copies of all inquiries, tests, investigations, and enforcement proceedings described above and copies of all reports and responses thereto prepared by or on behalf of Tenant relating to Hazardous
Materials. In connection with the transporting of any Hazardous
Materials to or from the Premises, Tenant shall list itself as the generator. Tenant shall cause all Permitted Materials to be removed from the Premises solely by duly licensed handlers and transported to duly licensed facilities for final disposal of same, and in no event shall Tenant allow any Hazardous Materials (including Permitted Materials) to be discharged into the sanitary sewer system or otherwise disposed of at the Premises; provided however, that the prohibition against discharging any Hazardous Materials into the sanitary sewer system shall not apply to allowable janitorial products, provided that any such discharge into the sanitary sewer system is in compliance with all Environmental Laws.

   Tenant shall indemnify, defend and hold Landlord and Landlord's partners, affiliates and agents harmless from and against any and all claims, actions, suits, proceedings, orders, judgments, losses, costs, damages, liabilities, penalties, or expenses (including without limitation attorneys' fees and costs of remediation and/or cleanup) arising in connection with the Release by Tenant or Tenant's Agents of any Hazardous Materials in, on, under or adjacent to the Premises, or any Hazardous Materials shipped thereto or therefrom by Tenant or Tenant's Agents, including, without limitation, (i) any cost, damage or liability incurred or sustained by Landlord in connection with an order or requirement of a governmental authority to remediate, remove or clean up such Hazardous Materials, (ii) any third party claim resulting from death, personal injury or property damage arising out of the Release of such Hazardous Materials, and (iii) any consequential damages incurred by Landlord as a result of such Hazardous Material including loss of profits, reduction in value, and inability to sell, lease, or finance all or any portion of the Premises. If any portion of the Premises or adjacent areas becomes contaminated by Hazardous Materials Released by Tenant or Tenant's Agents, Tenant shall promptly, at its sole cost, take all actions necessary to clean up and remove such contamination, and restore the Premises and adjacent areas to the condition existing prior to the appearance of such Hazardous Materials. Tenant shall surrender the Premises to Landlord upon expiration or earlier termination of the Lease free of all Hazardous Materials Released by Tenant or Tenant's Agents, and in a condition which complies with all Environmental Laws relating to any Release of Hazardous Materials by Tenant or Tenant's Agents, recommendations of consultants hired by Landlord and such other requirements as may be reasonably imposed by Landlord. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of this Lease.

   Landlord and its representatives shall have the right to enter the Premises from time to time and to: (i) conduct any testing, monitoring and analysis for Hazardous Materials; (ii) review any documents, materials, inventory, financial data or notices of correspondence to or from private parties or governmental or regulatory authorities in connection therewith; and (iii) review all storage, use, transportation and disposal facilities and procedures associated with storage, use, transportation and disposal of Hazardous Materials. If Landlord discovers that Tenant is in default of its obligations relating to Hazardous Materials under this Lease or that a Release by Tenant or Tenant's Agents has resulted in contamination of any portion of the Premises by Hazardous Materials, then all costs and expenses incurred by Landlord in connection with any inspection as provided herein shall become due and payable by Tenant as Additional Rent, upon presentation by Landlord of the invoice therefore.

   The right to use or store the Permitted Materials in the Premises is personal to Symtron Corporation and may not be assigned or otherwise transferred by Symtron Corporation without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any consent by Landlord to a Transfer pursuant to this Lease shall not constitute consent by Landlord to use or storage in the Premises of any Hazardous Materials (including Permitted Materials) unless Landlord expressly agrees otherwise in writing.)

   Landlord hereby represents to Tenant, knowing and intending that Tenant is relying hereon in executing this Lease, that except as otherwise disclosed in any documents delivered to Tenant or Tenant's
Agents: (a) Landlord has received no notice from any governmental authorities that the Premises is presently in violation of any Environmental Laws; and (b) to Landlord's actual knowledge, without duty to investigate, no generation, use, handling, storage, escape (whether accidental or otherwise), treatment or disposal of any Hazardous Materials in violation of Environmental Laws has occurred or is occuring at the Premises.

   Landlord shall be solely responsible for and shall defend, indemnify and hold Tenant harmless from and against all claims of third parties, costs, liabilities and reasonable attorneys' fees, actions and expenses arising out of any Hazardous Materials which are caused by Landlord's storage, use or disposal of Hazardous Materials in or about the Premises. Landlord's indemnification of Tenant hereunder shall not extend to any Hazardous Materials migrating to the Premises. If Hazardous Materials are discovered in or about the Premises and such Hazardous Materials pose an actual, material and unreasonable risk or harm to Tenant's employees, not caused by any Release of Hazardous Materials by Tenant or Tenant's Agents, then, in addition to its other rights and remedies hereunder, Tenant shall have the right to terminate this Lease by giving Landlord written notice. Landlord agrees that Tenant shall have no liability or obligation under this Lease as to any Hazardous Materials on or about the Premises, to the extent not caused or contributed to by Tenant or Tenant's Agents.

   Landlord shall indemnify and hold Tenant harmless from and against any all all losses, damages (compensatory, punitive and otherwise), interest, judgements, costs, reasonable attorneys' fees and expenses of every kind and nature which it may suffer, incur, pay or expend under any Environmental Laws arising in any way from or relating to any use, presence, transportation, storage, disposal, release or discharge of Hazardous Materials by Landlord at the Premises, and the breach of any representation by Landlord contained in this Paragraph 31.

  32. In the second line of Paragraph 7.1 of the Lease, the words "roof and structure," are hereby replaced with "building foundation, exterior walls, roof and roofing, and all structural elements of the Building". In the second and third lines of Paragraph 7.2 of the Lease, the phrase "exterior walls (excluding structural repairs)" is hereby deleted.

  33. Notwithstanding Paragraph 7.4 of the Lease, Tenant shall not be obligated to obtain Landlord's consent to Alterations meeting all of the following criteria: (i) the Alterations do not affect the Building's systems or structural elements, (ii) the Alterations do not require a building permit or other governmental authorization, and (iii) the aggregate cost of such Alterations made in any Lease Year does not exceed Twenty-five Thousand Dollars ($25,000), prorated for partial years.

  34. Paragraph 8.7 of the Lease is hereby amended by adding the following at the end of such paragraph:

      , except to the extent such injury or damage is caused by the active negligence or willful misconduct of Landlord or Landlord's agents.

   35. In Paragraph 13.2.2 of the Lease the references to "ten (10)" is hereby revised to read "thirty (30)".

   36. Paragraph 15 of the Lease is hereby amended to include the following:

      15.3 Records Review. At Tenant's sole cost and expense, Tenant shall have the right to review Landlord's records pertaining to the computation of Direct Expenses for any Lease Year. Any such review for a Lease Year shall be conducted not later than twelve (12) months after receiving notice of the actual Direct Expenses for such Lease Year from Landlord. Tenant's failure to review such records for any Lease Year within the twelve (12)month period referenced in the prior sentence shall be deemed a waiver by Tenant of the right to review such records for such Lease Year. Tenant shall give Landlord not less than thirty (30) days prior notice of its desire to review the records relating to Direct Expenses. Such review shall be conducted in Santa Clara County or Santa Cruz County, California, at a location designated by Landlord. Tenant shall have no right whatsover pending the review to withhold, or fail to make any payment for the estimated, actual, or adjusted Direct Expenses as required pursuant to Paragraph 15.2 of the Lease or any other amount owed by Tenant under the Lease.

   37. Paragraph 17 of the Lease is hereby amended to include the following:

      Subject to the approval by the City of Sunnyvale, Tenant shall have the right to install one sign designating Tenant's name on the monument sign located on the Premises and one sign designating Tenant's name on the exterior of the Building.

   38. Paragraph 18.2 of the Lease is hereby amended to include the following:

      During the time SYMTRON CORPORATION is the Tenant under the Lease, SYMTRON CORPORATION remains a wholly owned subsidiary of Diceon Electronics, and Diceon Electronics is a publicly traded corporation, Tenant may comply with this Paragraph 18.2 by submitting audited financial statements of Diceon Electronics.

   39. Section 2 of Exhibit "B" (Work Letter Agreement) shall be amended to include the following:

        Notwithstanding the provisions herein, if the total estimate of Improvement Costs exceeds Three Hundred Eight Thousand Three Hundred Sixty Dollars ($308,360), Tenant may elect, within ten
        (10) days after receiving notice of such estimate, to (1) reengineer the Approved Interior Plans, (2) solicit bids for Landlord's Work from contractors reasonably acceptable to Landlord, to demonstrate that the cost will be less than Landlord's cost estimate, or (3) agree to pay that portion of the Improvement loss in excess of Three Hundred Eight Thousand Three Hundred Sixty Dollars ($308,360). If Tenant elects to pay the excess Improvement Costs as described in the third option above, such excess cost shall be paid to Landlord at the time Tenant makes its election. If Tenant fails to elect any of the options described in this Paragraph above within the required ten (10) day period, or if Tenant elects the third option but fails to pay the excess Improvement Cost to Landlord at the time of making its election, Landlord shall have the right to terminate the Lease by delivering written notice of termination to Tenant, whereupon the Lease shall terminate on the date designated in Landlord's notice of termination.

   40. Base Rent. Subject to the provisions as outlined in Article 4 of the Lease, Base Rent for the initial Term shall be paid according to the following schedule:

        Months 1  - 12          $16,959.80 per month
        Months 13 - 24          $17,576.52 per month
        Months 25 - 36          $18,501.60 per month
        Months 37 - 48          $19,426.68 per month
        Months 49 - end
        of initial Term         $20,043.40 per month

   41. Options to Extend. Landlord hereby grants to Tenant two (2) options to extend the Term (the "Options") each for a consecutive period of five (5) years, immediately following the expiration of the initial Term (the "Extended Terms"), upon the following terms and conditions:

        (a) Tenant shall give Landlord written notice of its exercise of an Option to extend the Term not later than one hundred eighty (180) days before the date the Term would end but for said exercise.

        (b) Tenant shall not have the right to exercise an Option if Tenant (i) has been in default under the Lease more than three (3) times during the Term of the Lease, or (ii) is in default under the Lease at the time Tenant gives notice of its exercise of the Option. Any notice to extend given by Tenant while Tenant is in default shall be ineffective. The period of exercise for an Option shall not be extended for any period for which Tenant is unable to exercise an Option because the Tenant's default.

        (c) All terms and conditions of the Lease shall apply during an Extended Term, except that Base Rent shall be determined as provided below in Paragraph 42, and Landlord shall have no obligation to construct any tenant improvements in the Premises.

        (d) Upon exercise of an Option, Tenant may not withdraw such exercise, and such notice of exercise shall operate to automatically extend the Term, subject to Paragraph 41(b); provided, however, if as of the date the Extended Term is to commence Tenant has defaulted more than three (3) times under the Lease or Tenant is in default on the date the Extended Term is to begin, then at Landlord's option, the Lease shall not be extended pursuant to the provisions of this Paragraph 41, but shall terminate on the date the Term would end but for such extension.

        (e) Upon expiration or sooner termination of the Lease, all remaining Options shall terminate and be of no further force or effect.

   42. Rent for Extended Term. Base Rent for the first year of an Extended Term shall be in the fair market rental value of the Premises (defined below). Base Rent during an Extended Term shall be subject to annual adjustment, to the extent market conditions warrant adjustment, determined at the time that fair market rental value of the Premises for the Extended Term is determined, and based upon the then current market conditions. For a period of thirty (30) days following Tenant's exercise of an Option for the Extended Term, Landlord and Tenant shall endeavor to agree upon the fair market rental value of the Premises for each year of the Extended Term. If Landlord and Tenant are unable to agree upon such fair market rental value within such thirty (30) day period (the "Negotiation Period"), then the fair market rental value of the Premises for each year of the Extended Term shall be established by appraiser(s) in accordance with the following procedure:

             (i) Within ten (10) days after the expiration of the Negotiation Period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten (10) years full-time commercial appraisar experience in the Santa Clara County, California area to appraise and set the fair market rental value of the Premises for the Extended Term, which fair market rental value shall include cost of living and/or other rental adjustments during the Extended Term based on then existing market conditions. All appraisers selected pursuant to the provisions hereof shall be impartial and unrelated, directly or indirectly, so far as the employment of services is concerned, to any of the parties hereto. If a party does not appoint an appraiser, then twenty (20) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value of the Premises for the Extended Term. If two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and render their respective appraisals within sixty (60) days after they have been selected. If the two appraisers agree on the fair market value of the Premises for the Extended Term, the value determined by them shall be binding on the parties hereto. If the appraisers do not concur, the two appraisers shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within twenty (20) days after the last day the two appraisers are given to set the fair market rental value of the Premises for the Extended Term. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten
        (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County, California to select a third appraiser who meets the qualifications stated in this paragraph. Within thirty (30) days after the date of the selection of the third appraiser, the third appraiser shall select one of the two appraisals previously rendered to be the fair market rental value for the Extended Term. The expenses related to the selection and services of the third appraiser shall be shared equally by the parties herein.

             (ii) The fair market rental value for the Premises to be determined in the manner stated above shall be based upon rentals for leases of space comparable to the Premises, within projects comparable to the project in Santa Clara County, California.

        43. Fire Sprinkler Alarm Maintenance. Notwithstanding any other provision of the Lease, Landlord shall maintain the fire sprinkler system servicing the Premises, and in connection therewith, Landlord shall have the right to enter into an agreement for central station monitoring of the fire sprinkler system servicing the Premises. All costs incurred by Landlord in maintaining or repairing the fire sprinkler system or the alarm system connected therewith shall be paid by Tenant to Landlord within ten (10) days after demand for payment is made.

        44. HVAC. Notwithstanding any other provision of this Lease or Exhibit B - Work Letter Agreement, Landlord shall deliver the Premises with all existing HVAC units and Building mechanical systems in good operating condition.

        45. Insurance. In paragraph 8.4 of the Lease, the words "and shall contain a cross-liability endorsement" shall be deleted from the sixth line.

        46. Effect. Except as modified by the terms of this Addendum, the Lease shall remain unchanged and in full force and effect. In the event of any conflict between this Addendum and the Lease, the terms and conditions of this Addendum will govern and control the intent and agreement of the parties.

        IN WITNESS WHEREOF, Landlord Tenant have executed and delivered this Addendum on the date first above written.

                                TENANT:
                                SYMTRON CORPORATION

                                By /s/ Milan Mandaric
                                   ------------------------
                                Its President & CEO
                                   ------------------------
                                LANDLORD:

                                REDTREE PROPERTIES, L.P.,
                                a Delaware limited partnership

                                By:  TREEHAVEN L.P.,
                                     a California limited partnership
                                     Its General Partner

                                     By:  HAVERMAWR INC.,
                                          a California corporation
                                          Its General Partner

                                          By /s/ Douglas P. Ley
                                            ------------------------
                                            Douglas P. Ley
                                            President

                                  ATTACHMENT 1

                              PERMITTED MATERIALS

Description                                       Maximum Quantities

The following is a list of chemicals that the Symtron Facility at 1060 Lavenida, Mountain View stores and uses;

Isopropyl Alcohol: 2-Propanol: Dimethyl Carbinol. We order and use sixteen gallons a month.

Cyclohexane: We use approximately 60 gallons per year. Currently we have approximately 12 gallons on site.

Gold guard 2000 spray lubricant. We use approximately thirty 6.5 fl. oz. cans per month.

Solder Flux. We use approximately 1 gallon per month.

Pepared by Eric Busche, 10/17/94

                                    11.

ADDITIONAL PROVISION FOR PARAGRAPH 31 OF THE ADDENDUM TO THAT CERTAIN LEASE DATED OCTOBER 24, 1994 ON 1188 BORDEAUX DRIVE, SUNNYVALE BETWEEN SYMTRON CORPORATION AS TENANT, AND REDTREE PROPERTIES, L.P. AS LANDLORD.

Regarding Tenant's requirement as described in Paragraph 31 on page three
(3) of the above referenced Addendum to the Lease, to, within fifteen (15) days after receipt by Tenant, submit to Landlord copies of all inquiries, tests, investigations and enforcement proceedings, and copies of all reports and responses thereto prepared by or on behalf of Tenant relating to Hazardous Materials, in addition, in no event shall Tenant test for Hazardous Materials on the Premises without Landlord's prior constent, which consent may be withheld in Landlord's sole discretion.

                                                           --------------
                                                           please initial

                                                           --------------
                                                           please initial

                                   EXHIBIT A
                              PREMISES DESCRIPTION

1188 Bordeaux, Sunnyvale, California, Santa Clara County, APN
#110-25-37, approximately thirty thousand nine hundred ninety six
(30,996) square foot free-standing building on approximately two and 435/1000th (2.435) acres.

MORE FULLY DESCRIBED AS

All that certain property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map lying within the City of Sunnyvale being a resubdivision of Parcel B as shown on Parcel Map recorded in Book 255 of Maps at Page 53 and Lots 8 and 9, Tract No.4515 Moffett Industrial Park No. 1-2 recorded in Book 245 of Maps at Page 14 Santa Clara Co. Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on June
28, 1976 in Book 373 of Maps, at Page 48.

                              EXHIBIT A-1
                       ILLUSTRATION OF FLOOR PLAN

                               EXHIBIT B

                         WORK LETTER AGREEMENT

This Work Letter Agreement ("Agreement") is made part of that Lease dated October 24, 1994 by and between REDTREE PROPERTIES, L.P., a
      ----------------
Delaware limited partnership ("Landlord"), and Symtron Corporation,
                                               -------------------
("Tenant"). Landlord and Tenant agree that the following terms are hereby added to the Lease:

1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning and definition as set forth for such terms in the Lease. The terms listed below, when used in this Agreement, shall mean the following:

        (a) Final Plans. The term "Final Plans" shall have the meaning set forth in Paragraph 2(a) of this Agreement.

        (b) Approved Interior Plans. The term "Approved Interior Plans" shall have the meaning set forth in Paragraph 2(a) of this Agreement.

        (c) Improvements. The term "Improvements" shall mean all improvements to be constructed by Landlord within the Premises pursuant to the Approved
Interior Plans.

        (d) Improvement costs. The term "Improvement costs" shall mean and include all of the following:

            (i) All "hard" construction costs for the construction of the Improvements according to the Approved Interior Plans and all approved changes thereto, including, but not limited to:

                (A) All labor and supervision costs;

                (B) Costs of all materials and supplies;

                (C) Contract price for all construction work undertaken by the Construction Manager, general contractors and sub-contractors;

                (D) Fees, taxes or other charges levied by governmental or quasi-governmental agencies (including public utilities) in connection with the issuance of all authorizations, approvals, licenses, and permits necessary to undertake construction of the Improvements;

                (E) The cost of all equipment and fixtures provided for in the Approved Interior Plans which are designated therein to be constructed by Landlord, including the cost of installation;

                (F) The cost of all concrete, welding, survey and other testing expenses;

                (G) The cost of premiuns for surety bonds, if any, including but not limited to payment and performance bonds and mechanics' lien bonds;

                (H) The cost of installing a meter or meters in the Premises to measure the utility services supplied to and consumed in the Premises; and

                (I) The cost of installing standard utility services (i.e., standard HVAC controls and distribution facilities: standard electrical panels, distribution facilities, wiring fixtures, switches and receptacles) and special utility services (i.e., services other than those specified above).

            (ii) All "soft" construction costs directly or indirectly related to the construction of the Improvements including, but not limited to, the following:

                (A) Engineering, space planning and architectural fees for perparation of all plans, specifications and working drawings and processing of applications for all governmental authorizations, approvals, licenses and permits;

                (B) Fees of engineers, space planners, architects, attorneys and others providing professional or extra services in connection with the construction of the Improvements or the supervision of the construction; and

                (C) Inspection fees, recording costs and filing fees.

        (e) Architect and Construction Manager. The term "Architect" shall mean such licensed architect as may be selected by Landlord, with whom Landlord contracts for the design of the Improvements. "Construction Manager" shall mean the licensed general contractor selected by Landlord, with whom Landlord contracts for the construction management of the Improvements.

        (f) Landlord's Work. The term "Landlord's Work" shall mean the construction of the Improvements to be performed by Landlord pursuant to this Agreement.

        (g) Tenant's Cost Items. The term "Tenant's Cost Items" shall mean the Improvement Costs related to those Improvements designated as Tenant's Items on the Space Plans.

2. Construction of Improvements. Landlord agrees to construct the Improvements in the Premises in conformance with the Approved Interior Plans approved by Both Landlord and Tenant and developed pursuant to this Paragraph 2.

        (a) Approval of Plans. Landlord has caused to be prepared, &
Tenant has approved, final plans and specifications for the Improvements prepared by George Ash Architect, dated 10/19/94 (collectively the "Final
            --------------------        --------
Plans") which are attached hereto. Promptly following execution of this Lease by Landlord and Tenant, Landlord shall submit such Final Plans to all appropriate governmental agencies for approval. The Final Plans so approved, and all change orders specifically permitted by this Agreement, are referred to herein as the "Approved Interior Plans" and shall become part of this Lease as though set forth in full.

        (b) Cost Estimate. Prior to commencement of construction of the Improvements, Landlord shall cause its Construction Manager to prepare and submit to landlord and Tenant an estimated itemized breakdown of the "hard" and "soft" costs (defined in Paragraph 1(d) of this Agreement).

        (c) Changes to Approved Interior Plans. Once the Approved Interior Plans have been finally approved by Landlord and Tenant and the construction contracts for the Improvements signed with the respective contractors, Tenant shall not have the right to order extra work or change orders with respect to the construction of the Improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, and shall become effective and a part of the Approved Interior Plans once approved in writing by both parties. Landlord shall have the right to order extra work or changes without Tenant's approval, provided that such extra work or changes do not materially affect the layout or quality of the Improvements and do not increase Tenant's Cost Items. All extra work and change orders by Landlord not meeting the requirements described in the prior sentence shall be subject to Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.

        (d) Commencement and Completion of the Improvements. As soon as
(i) the Approved Interior Plans have been developed as provided above,
(ii) all necessary governmental approvals have been obtained, and (iii) Landlord has entered into construction contracts with contractors for construction of the Improvements, Landlord shall cause construction of the Improvements to be commenced and prosecuted to completion within a reasonable time, but without representation or warranty as to when the Improvements will be completed.

        (e) Payment of Improvement Costs. Landlord shall pay all
Improvement Costs relating to Landlord's Work, as detailed in the Cost Estimate above (paragraph 2.(b)) except for Tenant's Cost
Items and increased costs resulting from extra work or change orders requested by Tenant. Tenant shall pay all Tenant Cost Items and the amount by which the Cost Estimate exceeds $10.00 per sq. ft. of the Premises to Landlord in cash prior to commencement of construction of the Improvements, which payment shall be made within ten (10) days following receipt of demand for such payment from Landlord. Any added cost resulting from any extra work or change orders requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord in cash prior to institution of such additional work or change, which payment shall be made within ten (10) days following approval of such extra work or change order by Landlord. If
Tenant fails to remit any sums owing by Tenant to Landlord with respect to the Improvements when due, Landlord shall have the right to cease construction of the Improvements, and any delay in completion of construction as the result therefrom shall be attributable to Tenant as a Tenant delay.

        *In no event shall Landlord's costs exceed $10.00 per sq. ft. of the Premises.

3. Tenant to Inspect. Tenant agrees that Tenant shall inspect or, if Tenant lacks sufficient expertise to so inspect, shall employ experts of Tenant's choosing, to inspect the plans and specifications for the Improvements and that upon approval of such plans and specifications by Tenant, Tenant shall be deemed fully satisfied that the Improvements constructed in substantial accordance with such plans and specifications are sufficient to meet Tenant's purpose. Tenant covenants that Tenant will not pursue any action against Landlord, Construction Manager or Architect if the Improvements made in accordance with such plans and specifications fail to meet Tenant's purpose. Landlord makes no warranty, express or implied, of fitness for purpose or merchantability, of any equipment or fixtures included in the Premises. Tenant acknowledges that Tenant shall rely upon the manufacturer of such equipment or fixtures for any warranty with respect thereto.

4. Headings. The paragraph headings used in this Agreement are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Agreement, and shall not be deemed relevant in resolving any questions of interpretation or construction of any paragraph of this Agreement.

                TENANT:

                Symtron Corporation
                -------------------------------------------------------

                By: /s/ Milan Mandaric
                   ----------------------------------------------------

                Its: President & CEO
                    ---------------------------------------------------

                LANDLORD:

                REDTREE PROPERTIES, L.P.,
                a Delaware limited partnership

                By: TREEHAVEN L.P.,
                    a California limited partnership
                    Its General Partner

                    By: Havermawr Inc.,
                        a California corporation
                        Its General Partner

                             By: /s/ Douglas P. Ley
                                --------------------------------------
                                  Douglas P. Ley
                                  President

                              EXHIBIT B(1)

[LOGO]  GEORGE ASH
        architect

OCTOBER 20, 1994/REVISED OCTOBER 27, 1994

OUTLINE SPECIFICATION: 1188 BORDEAUX-SYMTRON CORPORATION.

PHASE 1 AND PHASE 2 WORK INCLUDED:

GENERAL SPECIFICATION FOR ENTIRE SPACE:

        A. PATCH EXISTING WALL FINISHES AS REQUIRED AND PAINT.
        B. CLEAN ALL FLOOR SURFACES.
        C. ENSURE THAT MECHANICAL SYSTEMS, LIGHTING AND ELECTRICAL OUTLETS ARE ADEQUATE AND ARE IN PROPER WORKING ORDER.
        D. INSTALL NEW PARKING LOT LIGHTING AS DETERMINED BY LANDLORD'S
           ARCHITECT.

OUTLINE SPECIFICATION IN SPECIFIC AREAS (SEE PLAN FOR LOCATION):

        1. EXISTING OFFICES #1 THROUGH #9, EXISTING CONFERENCE ROOM, COMPUTER ROOM, COPIER/FAX ROOM:

                -FLOOR: $15.00 PER YARD GLUE DOWN CARPET ALLOWANCE.
              -CEILING: REPLACE EXISTING CEILING TILES WITH NEW CEILING
                        TILES.

        2. MATERIALS OFFICE, PURCHASING OFFICE, FINANCE CONFERENCE ROOM:

               -FLOOR: $15.00 PER YARD GLUE DOWN CARPET ALLOWANCE.
             -CELIING: REPLACE EXISTING CEILING TILES WITH NEW
                       CEILING TILES.
               -WALLS: NEW GYP. BD. FINISH TO MATCH, PAINTED.

        3. BULLPEN AREAS #1 THROUGH #4:

               -FLOOR: $15.00 PER YARD GLUE DOWN CARPET ALLOWANCE.
             -CEILING: REPLACE EXISTING CEILING TILES WITH NEW
                       CEILING TILES.
        -WORKSTATIONS: DATA/TELEPHONE/POWER (120V, 15 AMP)
                       DROP TO TENANTS SUPPLIED AND INSTALLED
                       WORK STATIONS. TYPICAL OF (31).

        4. ENTRY, EXECUTIVE OFFICE SUITE:

               -FLOOR: NEW GLUE DOWN CARPET-$25.00 PER YARD ALLOWANCE.
             -CEILING: NEW SUSPENDED CEILING WITH "SECOND LOOK"
                       CEILING TILES AND PARABOLIC LAY-IN FLUORESCENT LIGHT FIXTURES.
               -WALLS: WALL COVERING ON 50% MAXIMUM OF WALL AREA. $2.00
                       PER SQ. FT. ALLOWANCE. GYP. BD. FINISHED TO
                       MATCH ON REMAINDER OF WALLS.

101 Drake St., Suite 200
Monterey, CA 93940
(408) 646-1095

                              EXHIBIT B(2)

OUTLINE SPECIFICATION, 1188 BORDAUX, PAGE 2 OF 3, 10/20/94
5. ELECTRICAL ROOMS #1 AND #2, FINANCE STORAGE, LUNCH ROOM, CORRIDORS:

                       -FLOOR, WALLS: AS-IS, PATCH AND PAINT
                            -CEILING: REPLACE EXISTING CEILING TILES WITH NEW
                                      CEILING TILES.

6. STOCK ROOM, RECEIVING, SHIPPING:

                -FLOOR: CLEAN AND SEAL EXISTING CONCRETE
                -WALLS: CLEAN, PATCH AND PAINT.
              -CEILING: INSTALL NEW "RO-FOIL" INSULATION BOARD OVER
                        CEILING FRAMING AND PAINT ENTIRE CEILING.

7. MANUFACTURING AREA, R.M.A. AREA, MAINTENANCE, AND WORK STATION AREAS:

                -FLOOR: NEW 12" X 12" VINYL SQUARE TILES.
                -WALLS: CLEAN, PATCH AND PAINT
              -CEILING: INSTALL NEW "RO-FOIL" INSULATION BOARD OVER
                        CEILING FRAMING AND PAINT ENTIRE CEILING.
         -WORKSTATIONS: POWER (120V, 15 AMP) AND COMPRESSED AIR
                        DROPS AT EACH WORK STATION, TYPICAL OF (80) IN MANUFACTURING AREA, DATA, TELEPHONE AND POWER TO (3) WORK STATIONS ADJACENT TO MANUF. OFFICE #9.

8. TOOL ROOM:

                -FLOOR: 12" X 12" V.C.T.
                -WALLS: CLEAN, PATCH AND PAINT
              -CEILING: CLEAN, PATCH AND PAINT

9. R AND D ROOM:

                -FLOOR: 12" X 12" V.C.T.
                -WALLS: CLEAN, PATCH AND PAINT
              -CEILING: REPLACE EXISTING CEILING TILES WITH NEW
                        CEILING TILES.

10. TOILET ROOMS:

                -REMODEL AS SHOWN ON PLANS, REPAIR FINISHES AS REQUIRED.

ADDITIONAL PROVISIONS FOR WORK LETTER AGREEMENT, OUTLINE SPECIFICATIONS FOR THAT LEASE DATED OCTOBER 24, 1994 ON 1188 BORDEAUX DRIVE, SUNNYVALE BETWEEN SYMTRON CORPORATION AS TENANT AND REDTREE PROPERTIES, L.P. AS LANDLORD.

11) Landlord ahsll have Landlord's architect evaluate the existing HVAC system for capacity using the Tenant's proposed equipment and people loads. Landlord shall cause the system to meet the architect's recommendations. Work shall be performed during Phase II of construction.

12) Landlord shall provide Tenant with carpeting, tile and wall-covering samples prior to ordering them for this interior improvement. Tenant shall then have forty-eight (48) hours in which to accept or reject said samples. Tenant's failure to notify Landlord of acceptance of said samples within such forty-eight (48) hour period shall be deemed as Tenant's acceptance of such samples. In the event Tenant rejects any of said samples, Tenant shall provide Landlord with acceptable samples (along with information regarding the supplier, etc.), within the same budget limitations, from a supplier acceptable to Landlord within seventy-two (72) hours from said rejection. Tenant's failure to provide acceptable samples within such seventy-two (72) hour period shall be deemed as Tenant's acceptance of samples originally selected by Landlord. In addition, Tenant shall be responsible for any and all construction delays caused by the rejection of and the re-selection of the carpeting, tile and wall covering.

                                                       -------------
                                                       please initial

                                                       --------------
                                                       please initial

                              EXHIBIT B(3)

OUTLINE SPECIFICATION, 1188 BORDEAUX, PAGE 3 OF 3, 10/20/94

        POWER DISTRIBUTION: SEE PLAN FOR NOTE LOCATION

        /1/   3 EA. DEDICATED 120V/20A
        /2/   1 EA. DEDICATED 120V/20A
        /3/   2 EA. DEDICATED 120V/20A
        /4/   1 EA. 120V/30A
        /5/   1 EA. 240V/20A
        /6/   1 EA. 240V/30A
        /7/   2 EA. 480V/60A 3 PHASE
        /8/   1 EA. 480V/30A 3 PHASE
        /9/   1 EA. 220V/30A 3 PHASE
       /10/   1 EA. 220V/30A 3 PHASE
       /11/   5 EA. 120V/30A 4 WIRE POWER TRACK, LANDLORD TO
              SUPPLY AND INSTALL TRACK, TENANT TO CONNECT TO TRACK AS
              NEEDED
       /12/   4 EA. 120V/20a DROPS
       /13/   3 EA. 120V/20 AMP DROPS AND WALL OUTLETS
       /14/   120V/20AMP WALL OUTLETS 12'-0" O.C. MAX, 3 PER CIRCUIT

                      COMPRESSED AIR DISTRIBUTION

        /1/   2" MAIN PERIMETER AIR DISTRIBUTION (COPPER)
        /2/   1 1/2" BRANCH LINES (COPPER)
        /3/   1 1/2" TEE EVERY 12' ALONG BRANCH LINES
        /4/   1 1/2" OR 2" DISCONNECT ON EACH SIDE OF EVERY BRANCH LINE
              (BALL VALVES)
        /5/   2" TEE ALONG LINE AT 12" ON CENTER
        /6/   1" LINE TO STOCK ROOM WITH DISCONNECT AT TEE FROM 2"
              PERIMETER LINE (COPPER)

                              EXHIBIT B(4)
                       ILLUSTRATION OF FLOOR PLAN

                              EXHIBIT B(5)
             ILLUSTRATION BASED ON NOTED SCALED DIMENSIONS

                               EXHIBIT C

                             LEASE GUARANTY

        This Lease Guaranty is made this 24th day of October, 1994, by Diceon Electronics, Inc. ("Guarantor"), for the benefit of Redtree Properties, L.P., a Delaware limited partnership ("Landlord").

                                RECITALS

        A. Symtron Corporation ("Tenant") has offered to lease from
           -------------------
Landlord certain real property known as 1188 Bordeaux Drive in
                                        -------------------
the City of Sunnyvale, County of Santa Clara, State of
            ---------            -----------
California, pursuant to the terms of a written lease dated as of
Oct. 24, 1994, (the "Lease").
- - - -------    --

        B. Guarantor has received a copy of the Lease, together with all exhibits and attachments thereto, has read the terms, and is familiar with all of its terms and conditions.

        C. As a condition to its agreement to execute the Lease, Landlord has required that Guarantor execute this Lease
Guaranty, guaranteeing performance of all of the covenants on Tenant's part to be performed pursuant to the Lease.

        NOW THEREFORE, in order to induce Landlord to enter into the Lease, Guarantor agrees as follows:

        1. Scope of Guaranty. Guarantor unconditionally guarantees and promises to Landlord, that Tenant shall perform when due all obligations to be performed by Tenant pursuant to the terms of the Lease, including, without limitation, the payment of Rentals. All of said obligations of Tenant are hereinafter referred to as the "Lease Obligations." If Tenant defaults under the Lease, Landlord may proceed immediately against Guarantor or Tenant or both, or Landlord can enforce against Guarantor or Tenant or both any rights that it has under the Lease or pursuant to applicable laws.

        2. Nature of Guaranty. The obligations of Guarantor are Independent of the obligations of Tenant. If Guarantor is more than one person, the obligations of Guarantor are joint and several. A separate action may be brought or prosecuted against any one Guarantor whether or not an action is brought or prosecuted against any other Guarantor or Tenant or all of them, or whether or not any other Guarantor or Tenant or all of them is joined in the action. Guarantor agrees that this Lease Guaranty shall be construed as an absolute, unconditional, continuing and unlimited obligation of Guarantor without regard to and unaffected by the regularity, validity or unforceability of any liability or obligation hereby guaranteed and without regard to any subsequent course of conduct by Landlord, Tenant or Guarantor or any combination of them. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall in no way be released, diminished or otherwise affected by reason of any voluntary or involuntary proceedings by or against Tenant in bankruptcy or for an arrangement or reorganization or for any other relief under any provision of the Bankruptcy Act or any other insolvency or debtor's relief law from time to time in effect, or by any disaffirmance or abandonment by a trustee of Tenant.

        3. Independent Execution. Each signatory who has executed this Lease Guaranty hereby represents that it has done so independently of the execution hereof by any other signatory, and that in executing this Lease Guaranty, each signatory is not relying upon the execution hereof by any other signatory. Each signatory shall be bound by this Lease Guaranty regardless of whether any other signatory executes this Lease Guaranty.

       4. Multiple Guaranties. The granting of a written release of liability hereunder of less than all of the signatories hereto shall be effective with respect to the liability hereunder of these specifically so released, but shall in no way affect the liability hereunder of any of the signatories not so released. Any prior or subsequent guaranty by Guarantor or by any other guarantor of Tenant's obligations to Landlord shall not be deemed to be in lieu of or to supersede or terminate this Lease Guaranty but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided therein.

        5. Modification of Lease. The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, with or without the consent of and/or notice to Guarantor. Guarantor's liability under this Lease guaranty shall not be in any way altered by such change, and this Lease Guaranty shall guarantee the performance in full of the Lease Obligations as so changed. The election by Landlord to secure the consent of Guarantor before making one or more changes in the Lease shall not be deemed a waiver of the provisions of this Paragraph 5 with regard to any past or future change in the Lease. Landlord may settle or compromise with Tenant all or any part of Tenant's liability or obligations under the Lease, exchange, release or surrender any security which it may hold, and/or waive compliance with any of the terms or provisions contined in the Lease, all without in any way allocating the obligations of Guarantor under this Lease Guaranty.

        6. Assignment. An assignment of rights or a delegation of duties under the Lease by either Landlord or Tenant (as permitted by the Lease), with or without notice to or the consent of Guarantor, shall not affect this Lease Guaranty or in any way exonerate or release Guarantor from its obligations under this Lease Guaranty. Landlord may, without notice to Guarantor, fully and freely assign its interest in this Lease Guaranty in whole or in part to any person or entity, and no such assignment shall affect this Lease Guaranty or in any way exonerate or release Guarantor from its obligations under this Lease Guaranty. If Landlord disposes of or assigns its interest in the Lease, "Landlord" as used in this Lease Guaranty shall retain Landlord's successor or assign. Guarantor may not assign its rights or delegate its duties under this Lease Guaranty.

        7. Waivers by Guarantor. Guarantor waives any right it may have now or hereafter: (i) to require Landlord to proceed against Tenant or to pursue any other remedy in Landlord's power; (ii) to require Landlord to proceed against or exhaust any security deposit it now or hereafter acquires for the performance of the Lease Obligations; (iii) to assert any defense it may acquire by reason of any waiver, act, omission, extension, modification, forbearance or delay by Landlord and/or reason of Landlord's election of any remedy against it or Tenant or both; and
(iv) to require Landlord to make any presentation, demand for performance, notice of nonperformance, protest, notice of acceptance of this Lease Guaranty, or notice of the existence or creation of all or any part of the Lease Obligations. Guarantor waives any defense it may have by reason of any disability of Tenant and waives any other defense it may have based on the termination of Tenant's liability under the Lease from any cause.

        8. Limitations on Subrogation. Notwithstanding any payments made by Guarantor under this Lease Guaranty. Guarantor shall have no right, and waives any right it may have, to subrogation and/or to enforcement of any remedy it may have against Tenant, until after all the Lease Obligations shall have been performed in full.

        9. Non-Waiver of Terms. No waiver of any breach or default of any term or condition of this Lease Guaranty or the Lease shall constitute or be construed as a waiver by Landlord of any subsequent breach or default of that term or condition or of any breach or default of any other such term or condition.

       10. Notices. Guarantor agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if it is in writing and is personally served or mailed by first class certified mail, postage prepaid, addressed to Guarantor at the following address:

              Diceon Electronics, Inc.
            ----------------------------------------------------
              18522 Von Karman Avenue
            ----------------------------------------------------
              Irvine, CA 92715
            ----------------------------------------------------

Any notice or demand so mailed shall be deemed received on the third business day following the date of deposit in the mail or when actually received, whichever first occurs.

       11. General Provisions. This Lease Guaranty shall be enforced and construed in accordance with the laws of the State of California. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Landlord in (i) any collection or attempted collection of the Lease Obligations, (ii) in any negotiations relating to the enforcement of the Lease Obligations, or (iii) in the enforcement of this Lease Guaranty. All remedies of Landlord hereunder shall be cumulative and no delay or omission by Landlord in the exercise of rights or remedies under the Lease or under this Lease Guaranty shall impair or otherwise affect the right of Landlord to later pursue any remedy available to it in connection with the enforcement of the Lease or this Lease Guaranty. Successive demands may be made upon, and successive actions for the enforcement of such demands may be brought against, Guarantor upon the successive breach of or default under any Lease Obligation. The enforcement of this Lease Guaranty against Guarantor with respect to any particular breach of or default under any Lease Obligation shall not operate to exhaust this Lease Guaranty or to waive Landlord's right to proceed under this Lease Guaranty with respect to any other or future default or breach. If any provision hereof and/or any of Guarantor's obligations hereunder shall be, or are adjudged to be, unenforceable, the remainder of this Lease Guaranty and/or all of Guarantor's other obligations hereunder shall subsist and remain in full force and effect and not be affected thereby. Guarantor acknowledges that its undertakings hereunder are given in consideration of Landlord's acceptance of the Lease and execution thereof and that Landlord will not consummate the Lease without the execution and delivery of this Lease Guaranty by Guarantor. The use of the singular and plural shall each include the other when the context so requires. The use of the masculine, feminine or neuter gender shall each include the other when the context so requires.

       12. Successors. If Guarantor is a natural person or persons, this Lease Guaranty shall not be discharged or in any way affected by the death of Guarantor (or any one of them if Guarantor consists of more than one natural person). Subject to the prohibition against Guarantor's assignment or delegation of its rights and duties under this Lease Guaranty pursuant to Paragraph 6 above, this Lease Guaranty shall be binding upon and shall inure to the benefit of Landlord and Guarantor and their respective heirs, successors, assigns, executors, and administrators.

       13. Modification. This Lease Guaranty may not be changed, waived, discharged or terminated orally or by course of conduct, but rather only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

       14. Counterparts. This Lease Guaranty my be executed in one or more counterparts each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Guaranty to be effective as of the date first set forth above.

                          GUARANTOR: Diceon Electronics, Inc.

                       By:  /s/ Milan Mandaric
                          -------------------------------------------

                          -------------------------------------------

                      Its:    President & CEO
                          -------------------------------------------